                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS











IMMEDIATELY
-----------

Media:                                                 Investors:
-----                                                  ----------
Robert T. Grieves, SVP                                John M. Roy, MD
(212) 635-1590                                        (212) 635-8005
Cary J. Giacalone, VP                                 Gregg A. Scheuing, VP
(212) 635-1590                                        (212) 635-1578


 THE BANK OF NEW YORK COMPANY, INC. REPORTS THIRD QUARTER E.P.S. OF 11 CENTS
                    RESULTS IN LINE WITH PREVIOUS GUIDANCE


NEW YORK, N.Y., October 16, 2002 -- The Bank of New York Company, Inc. (NYSE:
BK) reports third quarter net income of $79 million or 11 cents per fully diluted share. As previously disclosed, third quarter 2002 results include a $185 million pre-tax credit loss provision above a base provision of $40 million to recognize deterioration in a limited number of borrowers in the telecommunications segment of its loan portfolio and a $210 million valuation adjustment against its equity investment portfolios, primarily in its bank stock portfolio. The combined charge of $395 million pre-tax, or $260 million after tax, reduces fully diluted earnings by 36 cents. Net income for the first nine months was $802 million or $1.10 per fully diluted share.
Excluding these charges, the Company earned 47 cents per fully diluted share for the third quarter of 2002 and $1.46 in the year-to-date period.
     The Company's securities servicing businesses were up slightly in a difficult global capital markets environment. Third quarter securities servicing fee revenues were $480 million compared with $478 million last quarter. Private client services and asset management fees were $85 million, compared with $88 million in the second quarter. Revenues from foreign exchange and other trading activities were $49 million in the third quarter of 2002 compared with $72 million in the second quarter of 2002, reflecting low levels of client activity in both foreign exchange and interest rate management products.
     Chairman and Chief Executive Officer, Thomas A. Renyi, stated, "The market environment in the third quarter was particularly challenging. The charges this quarter are a reflection of this difficult market, yet it is worth noting that they relate to two areas outside of our core businesses that we previously announced were being downsized.
     "Importantly, our diversified core businesses continue to exhibit resiliency and to generate significant cash flow, ensuring the maintenance of strong capital ratios, and providing sufficient capital to continue to execute our business strategy. By reinvesting in our core businesses, we are positioning ourselves to maximize our capabilities across all products and markets, enhancing our leverage to an improved capital markets environment."
     Fees from the Company's securities servicing businesses increased to $480 million for the third quarter from $478 million last quarter. Excluding the benefit of a small acquisition, core revenues were essentially flat. This is reflective of the strength of the Company's diversified securities servicing business model, which served to offset the impact of very weak global equity markets.
     Corporate trust, broker-dealer services and execution services performed well in the quarter. Corporate trust benefited from strong fixed-income issuance in the structured and municipal markets. Broker-dealer services were positively impacted by new business wins, active fixed income markets and the continued expansion of the Company's global collateral management system. Execution services benefited from strong client activity early in the quarter. Areas where results were not as strong include international custody and mutual funds due to soft overseas equity markets, as well as securities lending, reflecting lower spreads.
     As of September 30, 2002, the Company had assets under custody of $6.6 trillion, including $1.8 trillion of cross-border custody assets.
Despite the decline in equity asset price levels during the quarter, assets under custody were unchanged from June 30, 2002, again reflective of the diversity of clients and assets serviced.
     Private client services and asset management fees were $85 million for the third quarter of 2002 compared with $88 million last quarter. The negative impact of significant equity market price declines was partially offset by continued strong flows into alternative investment funds offered by the Company's Ivy Asset Management subsidiary and demand for the Company's retail investment products.
     Foreign exchange and other trading revenues were $49 million in the third quarter of 2002, down significantly from $72 million last quarter. Third quarter foreign exchange activity was negatively impacted by a sharp decline in currency volatility, decreased client flows from equity fund managers and narrower spreads. Other trading revenues decreased as a result of less client-related interest rate hedging and smaller positioning given the volatile interest rate markets.
     Net interest income on a taxable equivalent basis for the third quarter was $429 million, compared with $436 million last quarter, reflecting declining revenue from its corporate loan portfolio, partially offset by growth in the Company's portfolio of highly-rated fixed income investment securities. The Company continues to reduce corporate loan exposures, as it reallocates capital towards its fee-based businesses. Credit exposures to non-financial companies have been reduced by $5.5 billion through the third quarter, in line with the Company's plan to reduce exposures by $7 billion in 2002.

     Return on average common equity for the third quarter of 2002 was 4.73% compared with 22.59% in the second quarter of 2002 and 15.11% in the third quarter of 2001. Return on average assets for the third quarter of 2002 was 0.40% compared with 1.82% in the second quarter of 2002 and 1.11% in the third quarter of 2001. For the first nine months of 2002, return on average common equity was 16.74% compared with 21.99% in 2001. Return on average assets was 1.35% for the first nine months of 2002 compared with 1.69% in 2001.
     Excluding the $395 million of charges in the third quarter of 2002 and the $242 million World Trade Center disaster ("WTC disaster") impact in the third quarter of 2001, return on average common equity in the third quarter and year-to-date 2002 would have been 20.31% and 22.17% compared with 23.83% and 25.03% in 2001. On the same basis, return on average assets for the third quarter and year-to-date 2002 would have been 1.71% and 1.79% compared with 1.96% and 2.00% in 2001.
     The Company's estimated Tier 1 capital and Total capital ratios were 7.71% and 11.74% at September 30, 2002, compared with 7.70% and 11.48% at
June 30, 2002, and 7.51% and 11.02% at September 30, 2001. The leverage ratio was 6.77% at September 30, 2002, compared with 6.82% at June 30, 2002, and 6.78% one year ago. The Company's tangible common equity as a percentage of total assets was 5.39% at September 30, 2002, compared with 5.41% at June 30, 2002, and 4.94% at September 30, 2001. The Company has repurchased 14 million shares of the 16 million authorized under its common stock buyback program.

NONINTEREST INCOME

                                  3rd       2nd       3rd
                                Quarter   Quarter   Quarter     Year-to-date
                                -------   -------   -------  -----------------
(In millions)                     2002      2002      2001     2002      2001
                                 -----      ----      ----     ----      ----
Servicing Fees
  Securities                      $480      $478      $422   $1,411    $1,328
  Global Payment Services           73        71        75      217       216
                                  ----      ----      ----   ------    ------
                                   553       549       497    1,628     1,544
Private Client Services
 and Asset Management Fees          85        88        75      256       235
Service Charges and Fees            91        93        81      267       267
Foreign Exchange and
 Other Trading Activities           49        72        79      183       260
Securities Gains                  (188)       25        22     (131)      113
Other                               46        28        76      106       140
                                  ----      ----      ----   ------    ------
Total Noninterest Income*         $636      $855      $830   $2,309    $2,559
                                  ====      ====      ====   ======    ======

* See Accounting Changes on page 12.

     Total noninterest income for the third quarter of 2002 was $636 million compared with $855 million in the second quarter of 2002 and $830 million in the third quarter of 2001. Excluding the $210 million securities valuation adjustment, noninterest income would have been $846 million in the third quarter of 2002. Noninterest income in 2001 was adversely impacted by the WTC disaster.
     Securities servicing fees were up slightly to $480 million compared with $478 million in the prior quarter and $422 million one year ago. Global payment services fees increased to $73 million from $71 million last quarter but were down from $75 million in the third quarter of 2001. The sequential quarter increase in global payment services fees reflects higher funds transfer and cash management fees. The decline in global payment services from the third quarter of 2001 reflects lower fees from trade-related services. Private client services and asset management fees were $85 million compared with $88 million in the prior quarter and $75 million in the third quarter of 2001. Service charges and fees were down 2% from the prior quarter and up 12% from one year ago. The sequential quarter decrease reflects a decline in loan syndication and capital markets fees from the second quarter. Foreign exchange and other trading revenues were $49 million compared with $72 million in the prior quarter and $79 million one year ago.
     Securities losses were $188 million in the third quarter compared with a $25 million gain in the prior quarter and a $22 million gain one year ago.
The third quarter included a $210 million equity writedown as well as $22 million of gains on fixed income investments.
     The increase in other income to $46 million from $28 million reflects a $32 million Empire State Development Corporation ("ESDC") grant, partially offset by a $10 million charge for a decrease in value of the available-for-sale loan portfolio. The ESDC grant covers relocation and other costs associated with the Company's previously announced decision to return to downtown Manhattan and to move 1,500 employees to a new facility in Brooklyn. As part of the move, the Company recorded $22 million in occupancy expenses this quarter to reflect the estimated loss on a sublease of a rented facility in Manhattan.
     Other income of $76 million in the third quarter of 2001 includes a $43 million gain related to the sale of the Company's interest in the New York Cash Exchange.

NET INTEREST INCOME

                                   3rd        2nd        3rd
                                 Quarter    Quarter    Quarter       Year-to-date
                                --------    -------    -------    ------------------
(Dollars in millions on
 a tax equivalent basis)          2002       2002        2001       2002       2001
                                  ----       ----        ----       ----       ----
Net Interest Income*              $429       $436        $402     $1,290     $1,287
Net Interest Rate
 Spread*                          2.32%      2.31%       1.53%      2.31%      1.77%
Net Yield on Interest
 Earning Assets*                  2.66       2.65        2.24       2.65       2.58

* See Accounting Changes on page 12.


     Net interest income on a taxable equivalent basis was $429 million in the third quarter of 2002 compared with $436 million in the second quarter of 2002 and $402 million in the third quarter of 2001. The net interest rate spread was 2.32% in the third quarter of 2002, compared with 2.31% in the second quarter of 2002 and 1.53% one year ago. The net yield on interest earning assets was 2.66% compared with 2.65% in the second quarter of 2002 and 2.24% in last year's third quarter.
     The decrease in net interest income from the second quarter is primarily due to a decline in average corporate loans and a rise in nonperforming loans, partially offset by growth in the Company's portfolio of highly-rated fixed-income investment securities. The decrease from the third quarter a year ago reflects the adverse impact last year of the WTC disaster.
     For the first nine months of 2002, net interest income on a taxable equivalent basis amounted to $1,290 million compared with $1,287 million in the first nine months of 2001. The year-to-date net interest rate spread was 2.31% in 2002 compared with 1.77% in 2001, while the net yield on interest earning assets was 2.65% in 2002 and 2.58% in 2001.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the third quarter of 2002 was $706 million compared with $696 million in the second quarter of 2002 and $821 million in the third quarter of 2001. Excluding $22 million of lease termination costs in the third quarter of 2002 and $16 million of severance costs in the second quarter of 2002, sequential quarter expense growth was $4 million, or less than 1%, reflecting lower incentive compensation and tight expense control.
     As a result of new accounting standards related to goodwill and intangibles, effective January 1, 2002, amortization in the third quarter and the first nine months of 2002 declined to $0.4 million and $5 million compared with $29 million and $83 million in 2001.
     Excluding the impact of the ESDC grant and the associated sublease expense, the efficiency ratios for the quarter and year-to-date 2002 periods were 56.1% and 54.8%. The efficiency ratio for the second quarter of 2002 was 55.0%.

     The effective tax rates for the third quarter and the first nine months of 2002 were 35.9% and 34.0% compared with 31.7% in the third quarter and 35.1% in the first nine months of 2001. The effective tax rate for the second quarter of 2002 was 34.0%. The increase in the sequential quarter tax rate reflects the charges taken in the third quarter. The tax rate in 2001 was impacted by the WTC disaster.

NONPERFORMING ASSETS

                                                                   Change
                                                                 9/30/02 vs.
(Dollars in millions)                 9/30/02       6/30/02        6/30/02
                                     --------      --------       --------
Loans:
     Commercial                         $427          $184          $243
     Foreign                              89            97            (8)
     Other                                34            34             -
                                        ----          ----          ----
  Total Nonperforming Loans              550           315           235
Other Real Estate                          1             1             -
                                        ----          ----          ----
  Total Nonperforming Assets            $551          $316          $235
                                        ====          ====          ====

Nonperforming Assets Ratio               1.6%          0.9%
Allowance/Nonperforming Loans          123.7         195.7
Allowance/Nonperforming Assets         123.5         194.9


     Nonperforming assets totaled $551 million at September 30, 2002, compared with $316 million at June 30, 2002, and $278 million at September 30, 2001. The increase in commercial nonperforming loans primarily reflects the addition of a large aggregate exposure to a cable operator. This exposure, representing credit facilities to six different, but affiliated borrowing groups, is secured and the Company believes that prospects for repayment continue to be strong. Other increases in commercial nonperforming loans primarily reflect telecommunications credits.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  3rd        2nd         3rd
                                Quarter    Quarter     Quarter   Year-to-date
                                -------    -------     -------   ------------
(In millions)                     2002       2002       2001     2002    2001
                                  ----       ----       ----     ----    ----
Provision                         $225       $ 35       $ 40     $295    $100
                                  ====       ====       ====     ====    ====
Net Charge-offs:
  Commercial                     $(156)      $(17)      $(35)   $(203)  $ (89)
  Foreign                            -          -          -        1       -
  Other                              -        (14)        (1)     (14)     (2)
  Consumer                          (4)        (4)        (4)     (14)     (9)
                                 ------      -----      -----   ------  ------
     Total                       $(160)      $(35)      $(40)   $(230)  $(100)
                                 ======      =====      =====   ======  ======

Other Real Estate Expenses        $  -       $  -       $  -     $  -    $  2


     The Company increased its quarterly loan loss provision above a base provision of $40 million by $185 million to a total of $225 million, principally to recognize deterioration in a limited number of borrowers in the telecommunications segment of its loan portfolio. Of the $225 million addition to the loan loss reserve for the quarter, $120 million will be used for charge-offs associated with the creation of a loan disposition portfolio for five impaired telecommunications credits, including one large exposure to an internet backbone company; $40 million will cover the charge-offs of other credits; and $65 million will increase the allowance for loan losses.
     At September 30, 2002, exposures related to the 11 borrowers in the Company's accelerated loan disposition programs totaled $85 million with related outstandings of $73 million.
     The allowance for credit losses was $681 million, or 1.99% of loans at September 30, 2002, compared with $616 million, or 1.71% of loans at June 30, 2002, and $616 million, or 1.35% of loans at September 30, 2001. The ratio of the allowance to nonperforming assets was 123.5% at September 30, 2002, compared with 194.9% at June 30, 2002, and 222.0% at September 30, 2001.

WORLD TRADE CENTER DISASTER UPDATE

     The Company has substantially completed the reoccupation of its two major facilities disabled by the WTC disaster. The Company incurred $21 million in expenses associated with its interim space and move costs during the quarter. The Company also estimated and recorded a $223 million loss associated with the subletting of its interim operating facilities. These expenses were netted against an offsetting insurance recovery. Since the WTC disaster, the Company has recorded insurance recoveries of $511 million and received cash advances on its claim of $275 million. Future cash advances will largely relate to the sublease loss and business interruption costs.

COMPARISON WITH 2001 NORMALIZED RESULTS


     The WTC disaster adversely impacted the Company's third quarter 2001 results as illustrated below:
                                For the three Months
                              ended September 30, 2001

(Dollars in millions,
 except per share amounts)     Net Income        EPS
                               ----------        ---
        Reported                 $ 243         $0.33
        WTC Disaster               140          0.19
                                 -----         -----
        Normalized               $ 383         $0.52
                                 =====         =====

     Net income in the third quarter of 2002 declined to $79 million from $383 million on a normalized basis in the third quarter of 2001. Excluding the charges related to credit losses and equity securities writedowns, net income was $339 million in the third quarter of 2002. The decline in net income of $44 million on this basis from a year ago primarily reflects lower trading and other income. Trading revenues declined $35 million reflecting weaker capital markets and fewer sales of interest rate hedging products. Other income declined $30 million from the third quarter of 2001, which included a $43 million gain related to the sale of the Company's interest in the New York Cash Exchange. The September 30, 2001 period end and average balance sheets were significantly higher than the September 30, 2002, balance sheets due to the WTC disaster.

ADDITIONAL INFORMATION

     A pre-recorded call with Bruce W. Van Saun, senior executive vice president and chief financial officer, reviewing the quarterly results can be accessed domestically at (888) 335-7275 and internationally at (402) 998-1257. The call will be available through 5:00 p.m. ET on Tuesday, October 22, 2002. The call may include forward looking statements. See "Forward Looking Statements" below.
     The Bank of New York Company, Inc. (NYSE: BK), is a financial holding company with total assets of over $80 billion as of September 30, 2002. The Company provides a complete range of banking and other financial services to corporations and individuals worldwide through its basic businesses, namely, Securities Servicing and Global Payment Services, Corporate Banking, BNY Asset Management and Private Client Services, Retail Banking, and Global Market Services. Additional information on the Company is available at www.bankofny.com.
                          ***************************

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2001 Form 10-K and Second Quarter 2002 Form 10-Q which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

ACCOUNTING CHANGES

In the fourth quarter of 2001, the Company reclassified Company-Obligated Mandatory Redeemable Preferred Trust Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures to Long-Term Debt. Prior periods have been restated.

In the second quarter of 2002, the Company adopted a new accounting pronouncement related to the recognition of reimbursable client-related expenses as revenue and the costs as operating expense. Prior periods have been restated.


(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2002       2001      Change
                                                   ----       ----      ------
For the Three Months Ended September 30:
----------------------------------------
  Net Income                                    $    79    $   243     (67.5)%
    Per Common Share:
      Basic                                     $  0.11    $  0.33     (66.7)
      Diluted                                      0.11       0.33     (66.7)
      Cash Dividends Paid                          0.19       0.18       5.6

  Return on Average Common Shareholders'
      Equity                                       4.73%     15.11%
  Return on Average Assets                         0.40       1.11


For the Nine Months Ended September 30:
---------------------------------------
  Net Income                                    $   802    $ 1,012     (20.7)%
    Per Common Share:
      Basic                                     $  1.11    $  1.38     (19.6)
      Diluted                                      1.10       1.36     (19.1)
      Cash Dividends Paid                          0.57       0.54       5.6

  Return on Average Common Shareholders'
      Equity                                      16.74%     21.99%
  Return on Average Assets                         1.35       1.69


As of September 30:
-------------------
  Assets                                        $80,915    $89,677      (9.8)%
  Loans                                          34,242     45,536     (24.8)
  Securities                                     18,023     13,370      34.8
  Deposits - Domestic                            32,964     28,398      16.1
           - Foreign                             24,005     31,863     (24.7)
  Long-Term Debt                                  5,528      4,627      19.5
  Common Shareholders' Equity                     6,633      6,466       2.6

  Common Shareholders' Equity Per Share            9.15       8.78       4.2
  Market Value Per Share of Common Stock          28.74      35.00     (17.9)

  Allowance for Credit Losses as a Percent
    of Loans                                       1.99%      1.35%
  Tier 1 Capital Ratio                             7.71       7.51
  Total Capital Ratio                             11.74      11.02
  Leverage Ratio                                   6.77       6.78
  Tangible Common Equity Ratio                     5.39       4.94


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)

                                                                For the three      For the nine
                                                                months ended       months ended
                                                                September 30,      September 30,

                                                              2002       2001     2002       2001
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 362      $ 555   $1,122     $1,827
Securities
  Taxable                                                      175        143      474        320
  Exempt from Federal Income Taxes                              15         19       47         56
                                                             -----      -----    -----      -----
                                                               190        162      521        376
Deposits in Banks                                               28         68      106        200
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       11         53       38        142
Trading Assets                                                  58         84      199        334
                                                             -----      -----    -----      -----
    Total Interest Income                                      649        922    1,986      2,879
                                                             -----      -----    -----      -----
Interest Expense
----------------
Deposits                                                       165        351      484      1,185
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                    8         27       24         82
Other Borrowed Funds                                             8         92       66        151
Long-Term Debt                                                  50         65      159        218
                                                             -----      -----    -----      -----
    Total Interest Expense                                     231        535      733      1,636
                                                             -----      -----    -----      -----
Net Interest Income                                            418        387    1,253      1,243
-------------------
Provision for Credit Losses                                    225         40      295        100
                                                             -----      -----    -----      -----
Net Interest Income After Provision
  for Credit Losses                                            193        347      958      1,143
                                                             -----      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    480        422    1,411      1,328
 Global Payment Services                                        73         75      217        216
                                                             -----      -----    -----      -----
                                                               553        497    1,628      1,544
Private Client Services and
  Asset Management Fees                                         85         75      256        235
Service Charges and Fees                                        91         81      267        267
Foreign Exchange and Other Trading Activities                   49         79      183        260
Securities Gains                                              (188)        22     (131)       113
Other                                                           46         76      106        140
                                                             -----      -----    -----      -----
    Total Noninterest Income                                   636        830    2,309      2,559
                                                             -----      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 397        419    1,202      1,205
Net Occupancy                                                   76         87      175        184
Furniture and Equipment                                         32         87      101        148
Other                                                          201        228      573        607
                                                             -----      -----    -----      -----
    Total Noninterest Expense                                  706        821    2,051      2,144
                                                             -----      -----    -----      -----
Income Before Income Taxes                                     123        356    1,216      1,558
Income Taxes                                                    44        113      414        546
                                                             -----      -----   ------     ------
Net Income                                                   $  79      $ 243   $  802     $1,012
----------                                                   =====      =====   ======     ======

Per Common Share Data:
----------------------
   Basic Earnings                                            $0.11      $0.33    $1.11      $1.38
   Diluted Earnings                                           0.11       0.33     1.10       1.36
   Cash Dividends Paid                                        0.19       0.18     0.57       0.54
Diluted Shares Outstanding                                     727        741      729        742

-------------------------------------------------------------------------------------------------

                      THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Balance Sheets
               (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                          September 30,        December 31,
                                                              2002                2001
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,753             $ 3,222
Interest-Bearing Deposits in Banks                           4,446               6,619
Securities
  Held-to-Maturity                                           1,141               1,211
  Available-for-Sale                                        16,882              11,651
                                                           -------             -------
    Total Securities                                        18,023              12,862
Trading Assets at Fair Value                                 9,412               8,270
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                    2,410               4,795
Loans (less allowance for credit losses of $681 in 2002
  and $616 in 2001)                                         33,561              35,131
Premises and Equipment                                         992                 992
Due from Customers on Acceptances                              299                 313
Accrued Interest Receivable                                    267                 236
Goodwill                                                     2,345               2,065
Intangible Assets                                               58                  19
Other Assets                                                 5,349               6,501
                                                           -------             -------
     Total Assets                                          $80,915             $81,025
                                                           =======             =======
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $13,208             $12,635
 Interest-Bearing
   Domestic Offices                                         20,201              16,553
   Foreign Offices                                          23,560              26,523
                                                           -------             -------
     Total Deposits                                         56,969              55,711
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           1,256               1,756
Trading Liabilities                                          3,038               2,264
Other Borrowed Funds                                         1,687               2,363
Acceptances Outstanding                                        301                 358
Accrued Taxes and Other Expenses                             4,132               3,766
Accrued Interest Payable                                       123                  92
Other Liabilities                                            1,248               3,422
Long-Term Debt                                               5,528               4,976
                                                           -------             -------
     Total Liabilities                                      74,282              74,708
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,500 shares
  in 2002 and in 2001                                            -                   -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  993,433,196 shares in 2002 and
  990,773,101 shares in 2001                                 7,451               7,431
 Additional Capital                                            831                 741
 Retained Earnings                                           4,773               4,383
 Accumulated Other Comprehensive Income                        123                  80
                                                           -------             -------
                                                            13,178              12,635
 Less: Treasury Stock (267,379,292 shares in 2002
        and 260,449,527 shares in 2001), at cost             6,539               6,312
       Loan to ESOP (823,810 shares in
        2002 and in 2001), at cost                               6                   6
                                                           -------             -------
     Total Shareholders' Equity                              6,633               6,317
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $80,915             $81,025
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date.

                      THE BANK OF NEW YORK COMPANY, INC.
           Average Balances and Rates on a Taxable Equivalent Basis
                                (Preliminary)
                             (Dollars in millions)



                                            For the three months               For the three months
                                          ended September 30, 2002           ended September 30, 2001
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------------
Interest-Bearing Deposits
 in Banks (primarily foreign)          $ 4,029       $  28       2.76%    $ 6,417       $  68      4.20%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       2,736          11       1.64       6,161          53      3.39
Loans
 Domestic Offices                       19,388         240       4.92      22,381         329      5.85
 Foreign Offices                        14,360         122       3.37      17,139         226      5.23
                                       -------       -----                -------       -----
   Total Loans                          33,748         362       4.26      39,520         555      5.58
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               521           7       5.14         951          13      5.24
 U.S. Government Agency Obligations      3,741          47       5.07       3,772          58      6.14
 Obligations of States and
  Political Subdivisions                   504           8       6.55         686          12      7.24
 Other Securities                       12,032         139       4.63       6,390          94      5.85
 Trading Securities                      6,792          58       3.38       7,415          84      4.49
                                       -------       -----                -------       -----
   Total Securities                     23,590         259       4.39      19,214         261      5.40
                                       -------       -----                -------       -----
Total Interest-Earning Assets           64,103         660       4.09%     71,312         937      5.21%
                                                     -----                              -----
Allowance for Credit Losses               (616)                              (612)
Cash and Due from Banks                  2,601                              4,462
Other Assets                            12,722                             11,878
                                       -------                            -------
   TOTAL ASSETS                        $78,810                            $87,040
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,661       $  22       1.32%    $ 7,409       $  48      2.55%
 Savings                                 8,144          22       1.07       7,639          36      1.88
 Certificates of Deposit
  $100,000 & Over                        3,322          18       2.14         402           5      4.74
 Other Time Deposits                     1,475           8       2.17       1,831          19      4.06
 Foreign Offices                        23,234          95       1.63      30,068         243      3.21
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,836         165       1.53      47,349         351      2.94
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements        2,040           8       1.51       3,724          27      2.85
Other Borrowed Funds                     1,300           8       2.47       1,987          92     18.37
Long-Term Debt                           5,467          50       3.59       4,560          65      5.67
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    51,643         231       1.77%     57,620         535      3.68%
                                                     -----                              -----
Noninterest-Bearing Deposits            10,792                             13,585
Other Liabilities                        9,760                              9,464
Shareholders' Equity                     6,615                              6,371
                                       -------                            -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $78,810                            $87,040
                                       =======                            =======
Net Interest Earnings and
 Interest Rate Spread                                $ 429       2.32%                  $ 402      1.53%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.66%                             2.24%
                                                                 ====                              ====

                      THE BANK OF NEW YORK COMPANY, INC.
           Average Balances and Rates on a Taxable Equivalent Basis
                                (Preliminary)
                             (Dollars in millions)



                                            For the nine months                 For the nine months
                                          ended September 30, 2002           ended September 30, 2001
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------------
Interest-Bearing Deposits
 in Banks (primarily foreign)          $ 4,992       $ 106       2.85%    $ 5,940      $  200      4.49%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       2,957          38       1.70       4,507         142      4.22
Loans
 Domestic Offices                       19,270         731       5.07      20,158         989      6.56
 Foreign Offices                        15,361         392       3.41      18,152         838      6.17
                                       -------      ------                -------       -----
   Total Loans                          34,631       1,123       4.33      38,310       1,827      6.38
                                       -------      ------                -------       -----
Securities
 U.S. Government Obligations               663          26       5.31       1,081          45      5.57
 U.S. Government Agency Obligations      3,299         134       5.43       2,823         135      6.36
 Obligations of States and
  Political Subdivisions                   550          27       6.57         668          38      7.67
 Other Securities                       10,235         370       4.82       4,595         202      5.89
 Trading Securities                      7,882         199       3.38       8,861         334      5.05
                                       -------      ------                -------       -----
   Total Securities                     22,629         756       4.46      18,028         754      5.60
                                       -------      ------                -------       -----
Total Interest-Earning Assets           65,209       2,023       4.15%     66,785       2,923      5.86%
                                                    ------                              -----
Allowance for Credit Losses               (616)                              (613)
Cash and Due from Banks                  2,656                              3,302
Other Assets                            12,117                             10,708
                                       -------                            -------
   TOTAL ASSETS                        $79,366                            $80,182
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,661       $  66       1.33%    $ 6,606       $ 171      3.46%
 Savings                                 8,124          70       1.15       7,594         126      2.22
 Certificates of Deposit
  $100,000 & Over                        1,701          30       2.35         395          16      5.43
 Other Time Deposits                     1,548          27       2.32       1,903          64      4.50
 Foreign Offices                        24,283         291       1.60      27,618         808      3.92
                                       -------      ------                -------       -----
  Total Interest-Bearing Deposits       42,317         484       1.53      44,116       1,185      3.59
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements        2,148          24       1.48       2,830          82      3.86
Other Borrowed Funds                     3,465          66       2.57       2,015         151     10.00
Long-Term Debt                           5,316         159       3.96       4,527         218      6.39
                                       -------      ------                -------       -----
  Total Interest-Bearing Liabilities    53,246         733       1.84%     53,488       1,636      4.09%
                                                    ------                              -----
Noninterest-Bearing Deposits            10,394                             11,773
Other Liabilities                        9,321                              8,769
Shareholders' Equity                     6,405                              6,152
                                       -------                            -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $79,366                            $80,182
                                       =======                            =======
Net Interest Earnings and
 Interest Rate Spread                               $1,290       2.31%                 $1,287      1.77%
                                                    ======       ====                  ======      ====
Net Yield on Interest-Earning Assets                             2.65%                             2.58%
                                                                 ====                              ====